                               SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                              [Amendment No.           ]
                                             ----------
Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               EMPIRE OF CAROLINA, INC.
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  $125 per Exchange Act Rules 0-11(c)(i)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     item 22(a)(2) of Schedule 14A.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)
                                                  -----------------------

     (4)  Proposed maximum aggregate value of transaction:
                                                          ----------------

     (5)  Total fee paid:
                          --------------------

/ /  Fee previously paid with preliminary materials

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount Previously Paid:
                                 ----------------------------------------------
     2)   Form, Schedule or Registration Statement No.:
                                                       ------------------------
     3)   Filing Party:
                       --------------------------------------------------------
     4)   Date Filed:
                     ----------------------------

                               EMPIRE OF CAROLINA, INC.
                                5150 LINTON BOULEVARD
                             DELRAY BEACH, FLORIDA 33484

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD SEPTEMBER 25, 1997


To the Stockholders of
EMPIRE OF CAROLINA, INC.:

     You are cordially invited to attend the Annual Meeting of the Stockholders (the "Annual Meeting") of Empire of Carolina, Inc. (the "Company"), which will be held at Chase Conference Center, 270 Park Avenue, 11th Floor, Room A, New York, New York on September 25, 1997, at 10:30 a.m., local time, for:

     (1) The holders of Series A Preferred Stock ("Series A Holders") to consider and act on a proposal to expand the number of directors actually constituting the Company's Board of Directors (the "Board") from five to six;

     (2) The Series A Holders to elect two members to the Board of Directors and the Series A Holders and the holders of Common Stock (the "Common Holders, and collectively with the Series A Holders, the "Voting Holders"), voting together, to elect four members (or in the event that proposal number one is not approved, three members) to the Board, all such persons being elected to hold office for a one-year term and until their respective successors are duly elected and qualified;

     (3) The Voting Holders to consider and act upon a proposal to sell 500,000 shares of Series A Preferred Stock and 500,000 warrants to acquire Common Stock on the terms and conditions described in this Proxy Statement, including the issuance of 2,000,000 additional warrants to acquire Common Stock in order to facilitate the sale of such securities.

     (4) The Voting Holders to consider and act upon a proposal to amend Article FOURTH of the Company's Restated Certificate of
          Incorporation to increase the number of authorized shares of Common Stock from 30 million to 60 million shares.

     (5) The Voting Holders to consider and act upon a proposal to amend Article TENTH of the Company's Restated Certificate of
          Incorporation to provide that its Board of Directors shall be comprised of a maximum of eight directors, as shall be determined by the Board of Directors from time to time.

     (6) The Voting Holders to consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation by deleting in its entirety Article ELEVENTH, which included certain super-majority Board of Directors approval requirements but which are no longer applicable.

     (7) The Voting Holders to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

     (8) The Voting Holders to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only holders of record of Common Stock and Series A Preferred Stock at the close of business on July 31, 1997, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the meeting, at the offices of Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, 24th Floor, New York, New York 10020 during ordinary business hours for ten days prior to the Annual Meeting. Such list shall also be available during the Annual Meeting. Copies of the Annual Report of the Company for the fiscal year ended December 31, 1996 and the Company's Form 10-Q for the quarterly period ended March 31, 1997 are enclosed herewith.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT WITHOUT DELAY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AND PREFER TO VOTE IN PERSON OR IF YOU REVOKE THE PROXY.

                         By order of the Board of Directors,


                         Lawrence Geller, Secretary

August 8, 1997
Delray Beach, Florida

                               EMPIRE OF CAROLINA, INC.
                                5150 LINTON BOULEVARD
                             DELRAY BEACH, FLORIDA 33484

                                    ------------

                                   PROXY STATEMENT

                                    ------------

                           ANNUAL MEETING OF STOCKHOLDERS
                                  September 25, 1997

                        SOLICITATION AND REVOCATION OF PROXIES

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Empire of Carolina, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company and for any adjournments or postponements thereof (the "Annual Meeting"), to be held at Chase Conference Center, 270 Park Avenue, 11th Floor, Room A, New York, New York on September 25, 1997, at 10:30 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A proxy (the "Proxy") for the Annual Meeting is enclosed, by means of which you may indicate your votes as to the proposals described in this Proxy Statement as to which your proxy is being solicited. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, the applicable Proxy, the 1996 Annual Report to Stockholders and the Company's Form 10-Q for the quarterly period ended March 31, 1997 are first being mailed to stockholders on or about August 8, 1997.

     Proxies are being solicited hereby from the holders (the "Series A Holders") of the Company's Series A Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), as to Proposals 1 (expansion of the Board), 2 (election of directors), 3 (approval of the issuance of shares of Series A Preferred Stock and warrants), 6 (deletion of Article ELEVENTH of the Company's Restated Certificate of Incorporation) and 7 (approval of auditors). Each of the Series A Holders has previously granted a proxy to Charles Holmes and James J. Pinto with respect to Proposals 4 (approval of the increase in the number of authorized shares of Common Stock) and 5 (approval of an amendment to the Company's Restated Certificate of Incorporation provisions relating to the Board of Directors), and accordingly, proxies with respect to such proposals are not being solicited hereby from the Series A Holders.

     Proxies are being solicited hereby from the holders (the "Common Holders") of the Company's Common Stock, par value $.01 per share ("Common Stock"), as to Proposals 3 through 7 and with respect to the election of four (or if Proposal 1 is not approved, three) of the nominees for the Company's Board of Directors pursuant to Proposal 2.

     Because of these circumstances, separate forms of proxy are applicable to the Series A Holders and the Common Holders. To the extent that any Voting Holder owns both Series A Preferred Stock and Common Stock, such stockholder will receive two separate proxy cards, and must complete and return BOTH of such proxies in order to ensure that the voting power represented by both the Series A Preferred Stock and Common Stock held by such person are subject to proxies.

     In the absence of contrary instructions, shares represented by any Proxy will be voted FOR the election of the applicable nominees listed in Proposal 2 and FOR all of the other proposals as to which such Proxy applies. All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the stockholder's instructions contained in such Proxy. A stockholder may revoke his Proxy at any time before it is exercised by filing with the Secretary of the Company at its executive offices in Delray Beach,

Florida, either a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

     The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone, facsimile, telegram and personal contacts by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals. The Company has retained, at its expense, Shareholder Communications Corporation ("SCC"), a proxy soliciting firm, to assist with proxy soliciting activities to obtain stockholder approval of the proposals set forth in this proxy statement. Stockholders' votes may be taken by telephone by representative of SCC, subject to procedures designed to authenticate stockholders' identities and confirm voting instructions. SCC will receive a fee of $7,500 for its services plus reasonable expenses actually incurred, not to exceed $5,000.

                   VOTING RIGHTS AND VOTING SECURITIES OUTSTANDING

     The Company has fixed July 31, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. As of the Record Date, the Company had outstanding 7,653,564 shares of Common Stock and 1,600,000 shares of Series A Preferred Stock, the only outstanding voting securities of the Company.

     With respect to each proposal as to which the holders of Series A Preferred Stock vote separately (i.e., Proposal 1 and the election of two of the directors pursuant to Proposal 2), each holder of Series A Preferred Stock is entitled to one vote for each share held. With respect to such proposals, holders of 50% of the outstanding shares of Series A Preferred Stock shall constitute a quorum. With respect to all other matters, each Series A Holder is entitled to eight votes for each share of Series A Preferred Stock held and each holder of Common Holder is entitled to one vote
for each share of Common Stock held.   With respect to these matters, holders
of shares of Series A Preferred Stock and Common Stock representing a majority of the votes represented by all outstanding shares of Series A Preferred Stock and Common Stock shall constitute a quorum.

     With respect to Proposal 1, the affirmative vote by holders of a majority of the shares of Series A Preferred Stock, present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the proposal. With respect to Proposals 3 and 7, the affirmative vote by holders of Series A Preferred Stock and Common Stock representing a majority of the voting power of all shares of Series A Preferred Stock and Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required for approval of the proposal. With respect to Proposals 4, 5 and 6, the affirmative vote by holders of Series A Preferred Stock and Common Stock representing a majority of the voting power of all shares of Series A Preferred Stock and Common Stock outstanding on the Record Date shall be required for approval of the proposal. With respect to Proposal 2, the holders of Common Stock and Series A Preferred Stock do not have cumulative voting rights, which means (a) the directors to be elected by the Series A Holders voting alone will be elected by the vote of the holders of a plurality of the shares of Series A Preferred present, in person or by proxy, and entitled to vote at the Annual

Meeting and (b) the other directors to be elected will be elected by the vote of the Series A Holders and Common Holders representing a plurality of the voting power of all shares of Series A Preferred Stock and Common Stock held by holders present in person or by proxy and entitled to vote at the Annual Meeting.

     Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will have no affect upon the outcome of Proposals 1, 3 and 7. Abstentions and broker non-votes will have the effect of a negative vote with respect to Proposals 4, 5 and 6.

     A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose genuine to the meeting, at the offices of the Company at 5150 Linton Boulevard, Delray Beach, Florida 33484 during ordinary business hours for ten days prior to the Annual Meeting. Such list also shall be available at the Annual Meeting.

                                 RECENT DEVELOPMENTS

     As previously reported, the Company incurred a net loss of $46.2 million and had negative operating cash flows of $19.6 million during 1996, and a net loss of $3.3 million for the three months ended March 31, 1997. The Company's 1996 operating results were negatively impacted by serious difficulties encountered at its Tarboro, North Carolina plant. The 1996 business plan required the plant to significantly increase production during the third and fourth quarters to meet peak seasonal demand. At the same time, transfer of the production of products acquired in connection with the Company's acquisition of the assets of Buddy L. Inc. ("Buddy L") was in its final stages. Difficulties created by the influx of Buddy L products, delays in the startup of new and transferred equipment and the training of new employees led to the loss of production efficiency, product damage, and missed shipping deadlines. Furthermore, in an effort to meet customer demand, production of some items was outsourced at an increased cost. Also, during the third quarter of fiscal 1996, the Company determined that a substantial amount of work-in-process and purchased parts inventories obtained as part of the Buddy L acquisition, were not usable.

     Management responded to these circumstances by, among other things, restructuring its operations by consolidating its business units, reducing staffing levels and rationalizing its product lines. In addition, a new plant organization, including a new plant manager was put in place. Although these efforts resulted in reduced cash outflows, the Company still lacked sufficient cash resources to fund its ongoing operations. In addition, these events necessitated the Company's negotiations of certain amendments to its senior loan agreement, which included, among other things, a commitment on the part of the Company to obtain at least $6 million of additional equity financing by May 31, 1997.

     The Company retained Gerard Klauer Mattison & Co. ("GKM") to assist the Company in identifying and evaluating various alternatives, including the sale of certain product lines or fixed assets, and the potential recapitalization of the Company. After exploring various possibilities, including the sale of some of its assets and product lines, the Company entered into a non-binding letter of intent in March 1997 with a company that proposed to invest in the Company, which proposal was withdrawn in April 1997. Following the withdrawal of such proposal, the Board, after presentations by the Company's legal and financial advisors and consideration of the Company's liquidity and operational requirements, concluded that it was in the best interests of the Company to pursue alternative financing pursuant to a proposal made by HPA Associates, LLC ("HPA") and EMP Associates LLC ("EMP").

     The Company entered into a definitive securities purchase agreement dated as of May 5, 1997 (as amended, the "Securities Purchase Agreement") with HPA and EMP providing for the investment by private investors of up to $16 million for newly issued shares of Series A Preferred Stock. In connection with their entry into the Securities Purchase Agreement HPA and EMP funded a $5 million bridge loan bearing interest at 12% per annum (the "Bridge Loan") to provide the Company with additional liquidity during the period prior to the closing of the Initial Investment. The principals of HPA, Charles Holmes and James J. Pinto, have substantial experience with investments in publicly traded companies. Mr. Holmes along with other HPA employees are providing the Company with managerial and operational support to help continue the turnaround of the Company's manufacturing facility in Tarboro, North Carolina.

     Pursuant to the Securities Purchase Agreement, Charles Holmes and Lenore Schupak, an independent director, assumed two of five seats on the Board effective May 13, 1997. Mr. Holmes and Ms. Schupak were elected to the Board in accordance with the terms of that certain Shareholder Agreement, dated as of December 22, 1994 among WPG Corporate Associates IV, L.P. ("CDA"), WPG Corporate Development Associates IV (Overseas), Ltd., Steven Geller, Neil Saul, Marvin Smollar, Champ Enterprises Limited Partnership and certain other parties named therein (as amended, the "Shareholders' Agreement"). Pursuant to the Shareholders' Agreement, upon the occurrence of certain adverse financial events (defined in the Shareholders' Agreement as Stage I Management Events), CDA and certain of its affiliates (the "CDA Parties") would have the right to elect substantially all of the members of the Board. On May 1, 1997, the Company provided written notice to the CDA Parties that a "Grade 1 Management Event" had occurred as a result of the Company's negative earnings before income and taxes for fiscal year 1996. On May 5, 1997, in accordance with the terms of the Shareholders' Agreement, the CDA Parties elected to (i) recognize the existence of such Grade 1 Management Event, resulting in the termination of certain supermajority provisions set forth in the Shareholders' Agreement and the Company's Restated Certificate of Incorporation, and (ii) exercise its right to designate additional members to the Board of Directors, adding Mr. Holmes and Ms. Schupak. Mr. Holmes and Ms. Schupak, as well as Mr. Pinto, are nominees for election to the Board of Directors.

     On June 17, 1997, pursuant to the Securities Purchase Agreement, the Company issued to HPA, EMP and other accredited investors (as defined in Rule 501 under the Securities Act of 1933, as amended)("Accredited Investors") 1,100,000 shares of the Company's Series A preferred stock, $.01 par value per share, $10 face value per share (the "Series A Preferred Stock") and 5,000,000 warrants to purchase shares of the Company's common stock, $.10 par value per share (the "Common Stock")(the "Principal Investment"). On June 18, 1997, the Company issued to HPA and other Accredited Investors an additional 500,000 shares of the Series A Preferred Stock and an additional 2,500,000 warrants (the "Additional Investment" and, collectively with the Principal Investment, the "Initial Investment"). The investors in the Initial Investment are collectively referred to herein as the "Purchasers". The total shares of Series A Preferred Stock issued to Purchasers in connection with the Initial Investment was 1,600,000 and the total number of warrants issued was 7,500,000. The total gross proceeds from the sale of such securities was $16,000,000 (the "Purchase Price"). $5,000,000 of the Purchase Price was non-cash consideration represented by the conversion of $5 million of the Bridge Loan. The terms of the Series A Preferred Stock and the warrants are more thoroughly described in Exhibit A hereto, which is incorporated herein by reference in its entirety.

     Pursuant to the Securities Purchase Agreement, all closing conditions set forth therein were met or waived prior to the Principal Investment, including the following:

     - The Company's 9% convertible debentures issued to affiliates of Weiss, Peck & Greer ("WPG") in the original principal amount of $15 million were exchanged by the holders thereof for newly-issued shares of the Company with an aggregate stated value of $15 million. Such holders also released, among other things, their claims to accrued and unpaid interest, fees and expenses. Each share of Series C Preferred Stock is convertible at any time, at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock at a rate of one share of Common Stock for each $2.00 of Stated value of Series C Preferred Stock (subject to adjustment in certain circumstances). Thus, the initially outstanding shares of Series C Preferred Stock are currently convertible into an aggregate of 7.5 million shares of Common Stock. The Series C Preferred Stock is generally non-voting, and has no right to vote as to any of the matters to be considered at the Annual Meeting.

     - The successor to the seller under the Company's agreement to purchase the assets of Buddy L waived or released the claim to certain earn out, price protection and registration rights in exchange for: (i) $100,000 in cash; (ii) 250,000 shares of Common Stock of the Company;
          (iii) a $2.5 million 9% note from the Company's major subsidiary, and guaranteed by the Company, providing for $625,000 principal payments on the first four anniversaries of the closing date of the Initial Investment (which note includes certain affirmative and negative covenants which could in certain circumstances permit the acceleration of payments with respect to such note); and (iv) certain other benefits, including registration rights.

     - The bank lenders under the Company's Credit Agreement were to have agreed to certain amendments to the Credit Agreement as a closing condition. This condition was waived by HPA. The Company's senior lenders agreed, however, to extend the May 31, 1997 deadline for receipt of $6 million of additional equity financing to June 30, 1997, which deadline was satisfied upon the closing of the Principal Investment, and have orally advised the Company that they will agree to the adoption of a proposed amendment to the Credit Agreement to convert the current portion of the term loan to a one year and a day obligation.

     - The bank lenders have continued to engage in further discussions with the Company since the completion of the Initial Investment.

     The Company also adopted the First Amendment to its Stockholder Rights Agreement in order to facilitate the proposed investment by HPA, EMP and their respective affiliates. On June 12, 1997, the Company and American Stock Transfer & Trust Company, a New York corporation, as Rights Agent (the "Rights Agent"), adopted the Second Amendment (the "Second Amendment") to the Rights Agreement dated as of September 11, 1996 (the "Rights Agreement") between the Company and the Rights Agent, as amended by the First Amendment thereto dated as of May 5, 1997. The Second Amendment, among other things, amends the definition of "Acquiring Person" in Section 1(a) of the Rights Agreement to base the 15% threshold specified therein on the aggregate number of "Fully-Diluted Common Shares" (as defined in the Second Amendment) of the Company.

       SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of the Record Date, certain information concerning those persons known to the Company, based on information known to the Company, contained in statements filed with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and/or obtained from such persons, with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of Common Stock, Series A Preferred Stock and Series C Preferred Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding Common Stock,
(ii) each Director and nominee for election as a director, (iii) each executive officer named in the Summary Compensation Table and (iv) all current directors and executive officers as a group:

Name and Address of Beneficial                      Common Stock        Series A               Series C               Fully Diluted
Owner(1)                                            Ownership(2)        Preferred Stock(3)     Preferred Stock(4)     Ownership(5)
-----                                               ---------           ---------------        ---------------        ---------
DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Steven Geller(6)                                      1,221,667                 0                     0                   3.19%
                                                        15.38%

Marvin Smollar(7)                                       969,283                 0                     0                   2.53%
                                                        12.66%

Steven N. Hutchinson(8)                               8,479,656                 0                   1,490                22.16%
                                                        55.77%                                      99.33%

Eugene M. Matalene, Jr.(9)                               27,667                 0                     5                    *
                                                           *                                          *

J. Artie Rogers(10)                                      10,000                 0                     0                    *
                                                           *

Charles Holmes(11)                                    3,078,252              125,000                  0                   8.04%
                                                        28.68%                 7.81%

Lenore H. Schupak(12)                                   145,000               15,000                  0                    *
                                                         1.86%                  *

James J. Pinto(13)                                    2,741,252               87,000                  0                   7.16%
   235 Sunrise Avenue                                   26.37%                 5.44%
   Palm Beach, Florida  33480

All Current Directors and Executive                  13,012,242              140,000                1,495             34.37%
Officers As A Group (8 persons)                         69.25%                 8.75%                99.67%
(6)(8)(9)(10)(11)(12)(14)

OTHER 5% STOCKHOLDERS

Halco Industries, Inc.(15)                              734,039                 0                     0                   1.92%
   441 South Federal Highway                             9.59%
   Deerfield, Beach, FL  33441

The Autumn Glory Trust                                  819,283                 0                     0                   2.14%
   P.O. Box 11                                          10.70%
   Avarua, Rarotonga, Cook Islands

WPG Corporate Development Associates IV, L.P.(16)     6,902,671                 0                1,213.0713             18.04%
   One New York Plaza                                   50.02%                                      80.87%
   New York, New York  10004

WPG Corporate Development Associates IV               1,557,556                 0                   276.9287              4.07%
 (Overseas), Ltd.(17)                                   17.23%                                      18.46%
   One New York Plaza
   New York, New York  10004

Smedley Industries, Inc. (formerly Buddy L, Inc.)       666,467                 0                     0                   1.74%
   30 Rockefeller Plaza, Suite 4314                      8.71%
   New York, New York  10112

TelCom Partners L.P.(18)                                562,500               62,500                  0                   1.47%
   235 Sunrise Avenue                                    6.85%                 3.91%
   Palm Beach, Florida  33480

EMP Associates LLC(19)                                1,466,988               25,000                  0                   3.83%
   745 Fifth Avenue                                     16.08%                 1.56%
   New York, New York  10151

J. Richard Messina(20)                                1,579,742               25,000                  0                   4.13%
   745 Fifth Avenue                                     17.11%                 1.56%
   New York, New York  10151

____________________________
* Less than 1%.

(1) Unless otherwise indicated, the business address of the persons and entities named in the above table is care of Empire of Carolina, Inc., 5150 Linton Boulevard, Delray Beach, Florida 33484. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares listed in the table, subject to community property laws, where applicable.

(2) For purposes of this column, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) For a summary description of the terms of the Series A Preferred, see Exhibit A hereto. Percentages are based solely upon the number of shares of Series A Preferred Stock held as of the Record Date. As of the Record Date 1.6 million shares of Series A Preferred Stock were outstanding. Other than in connection with the Further Investment (see Proposal 3), there are no outstanding options, warrants, rights to purchase or subscriptions for Series A Preferred Stock. Any subscriptions to purchase shares of Series A Preferred Stock (or warrants) in connection with the Further Investment are not included for any purposes in this table.

(4) There are a total of 1,500 shares of Series C Preferred Stock authorized, and, as of the Record Date, all of such shares were outstanding. Each share of Series C Preferred Stock is convertible at any time, at the option of the holder thereof, into 5,000 shares of Common Stock. Except as otherwise expressly provided by law or the Company's Certificate of Incorporation or Bylaws, the Series C Preferred Stock is non-voting.

(5) On a fully diluted basis, as of the Record Date, a total of 38,271,714 shares of Common Stock would be outstanding. This amount is composed of
     (i) the 7,653,564 shares of Common Stock outstanding on the Record Date,
     (ii) the 12,800,000 shares of Common Stock issuable upon conversion of the 1,600,000 shares of Series A Preferred Stock outstanding on the Record Date, (iii) the 7,500,000 shares of Common Stock issuable upon the exercise of the warrants issued in the Initial Investment, (iv) the 7,500,000 shares of Common Stock issuable upon conversion of the 1,500 shares of Series C Preferred Stock outstanding on the Record Date, (v) the 1,833,250 shares of Common Stock issuable upon the exercise of options issued pursuant to the Company's Amended and Restated 1994 Stock Option Plan (the "1994 Option Plan") and outstanding on the Record Date (whether or not exercisable within 60 days of the Record Date), (vi) the 5,000 shares of Common Stock issuable upon the exercise of options issued pursuant to the Company's Non-Employee Stock Option Plan (the "Director Plan") and outstanding as of the Record Date, and (vii) 979,900 shares of Common Stock issuable upon the exercise of other warrants issued by the Company and outstanding as of the Record Date. The calculation does not include shares (a) eligible for issuance but not subject to outstanding awards pursuant to the 1994 Option Plan and the Director Plan or (b) eligible for issuance but not actually issued pursuant to the Company's 1996 Employee Stock Purchase Plan. The percentage represents the percentage of such total represented by the shares of Common Stock owned by each such person as reflected in the column of this table headed "Common Stock Ownership."

(6) Includes 734,039 shares of Common Stock with respect to which Steven Geller has held voting power pursuant to the Halco Voting Agreement, which shares include 17,501 shares of Common Stock with respect to which Steven Geller has an option to purchase from Halco over a period of two years at prices ranging from $6.50 per share to $7.78 per share (the "Halco Option"). Includes 125,000 shares of Common Stock which Steven Geller has a right to acquire within 60 days of the Record Date pursuant to options granted under the 1994 Option Plan and warrants to purchase an additional 162,500 shares of Common Stock at an exercise price of $7.50 per share. Does not include 375,000 shares of Common Stock subject to options granted to Mr. Geller pursuant to the 1994 Option Plan which (absent certain circumstances) are not exercisable within 60 days of the Record Date. Mr. Geller directly owns 200,128 shares of Common Stock.

(7) Mr. Smollar disclaims beneficial ownership of all of these shares. The beneficial and direct owner of such shares are The Autumn Glory Trust, a Cook Islands trust, and the Iridium Trust (collectively, the "Trusts"). The discretionary beneficiaries of the Trusts are Champ Enterprises Limited Partnership, an Illinois limited partnership ("Champ"), of which Mr. Smollar is a general partner, as well as the limited partners of Champ individually, including Mr. Smollar and members of his family. Champ irrevocably transferred shares to the respective Trusts, and The Autumn Glory Trust irrevocably transferred shares to the Iridium Trust. The Trusts, through their respective independent trustees the ("Trustees"), possess all voting rights with respect to the shares of the Common Stock. However, the Trustees require the confirmation of the respective Protectors of the Trusts (the "Protector"), in connection with certain activities, including the exercise of dispositive powers with respect to such shares. Mr. Kar Ye Yeung, an officer of a subsidiary of the Company, is the Protector of each of the Trusts, and cannot be removed by any third party. The Protector has the sole right to appoint his successor, as well as the right to remove the Trustee at any time. Mr. Smollar does not directly or indirectly have the legal right to vote or dispose of the shares.

(8) Solely in his capacity as one of two managing general partners of WPG Private Equity Partners IV, L.P., the general partner of WPG Corporate Development Associates IV, L.P. and in his capacity as one of the two managing general partners of WPG Private Equity Partners IV (Overseas), L.P., and in his capacity as a director of WPG CDA IV (Overseas), Ltd., the general partner of WPG Development Associates IV (Overseas), Ltd., and includes all shares beneficially owned by these entities. Mr. Hutchinson does not directly own any shares of Common Stock.

(9) Represents (a) 5 shares of Class C Preferred Stock which is currently convertible into 25,000 shares of Common Stock, (b) 1,000 shares of Common Stock held for the benefit of Mr. Matalene's child, and
     (c) 1,667 shares of Common Stock issuable upon exercise of options issued pursuant to the Director Plan which are exercisable within 60 days of the Record Date. Excludes (a) options to purchase 3,333 shares of Common Stock issued pursuant to the Director Plan which (absent certain circumstances) will not be exercisable within 60 days of the Record Date and (b) warrants held by Paine Webber Incorporated to purchase 63,000 shares of Common Stock at $7.50 per share, expiring December 27, 1997, which were received in connection with its performance of investment banking services for the Company for the one year period ending December 27, 1995, while Mr. Matalene was an employee of Paine Webber, as to which Mr. Matalene disclaims beneficial ownership.

(10) Represents shares of common stock which Mr. Rogers has the right to acquire within sixty days pursuant to options granted under the 1994 Option Plan. Does not include 30,000 shares of Common Stock subject to options issued pursuant to Mr. Rogers pursuant to the 1994 Option Plan which are not exercisable within 60 days of the Record Date.

(11) Represents (a) 125,000 shares of Series A Preferred Stock which are convertible into 1,000,000 shares of Common Stock and (b) 2,078,252 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $1.375 per share. In addition, Mr. Holmes, with Mr. Pinto, has been granted a proxy to vote 1,138,000 shares of Series A Preferred (convertible into 9,104,000 shares of Common Stock) on Proposals 4 and 5. See "Solicitation and Revocation of Proxies," "Recent Events," "Proposal 4" and "Proposal 5."

(12) Represents (a) 10,000 shares of Common Stock, (b) 15,000 shares of Series A Preferred Stock which are convertible into 120,000 shares of Common Stock and (c) 15,000 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $1.375 per share.

(13) Includes the securities held by Mr. Pinto, individually, and those held by TelCom Partners, L.P., of which Mr. Pinto is the sole general partner (see footnote 18 to this table). Mr. Pinto individually owns (a) 24,500 shares of Series A Preferred Stock which are convertible into 196,000 shares of Common Stock and (b) warrants to purchase 1,982,752 shares of Common Stock at an exercise price of $1.375 per share. In addition, Mr. Pinto, with Mr. Holmes, has been granted a proxy to vote 1,138,000 shares of Series A Preferred (convertible into 9,104,000 shares of Common Stock) on Proposals 4 and 5. See "Solicitation and Revocation of Proxies," "Recent Events," "Proposal 4" and "Proposal 5."

(14) Also includes options to purchase 50,000 shares issued to an executive officer not named in this table pursuant to the 1994 Option Plan which are exercisable within 60 days of the Record Date. Excludes 325,000 shares of Common Stock subject to options issued to executive officers not named in this table pursuant to the 1994 Option Plan which are not so exercisable.

(15) All of these shares are directly owned by Halco, subject to the Halco Option. Voting power with respect to these shares is held by Steven Geller pursuant to the Halco Voting Agreement. Maurice A. Halperin is the indirect owner of the shares owned by Halco and shares investment power with respect to the shares of Common Stock owned by Halco. Maurice
     A. Halperin does not directly own any shares of Common Stock. Barry S. Halperin, as the owner of substantially all of the shares of common stock of Halco, is the indirect owner of the shares of Common Stock owned by Halco and shares investment power with respect to the shares of Common Stock owned by Halco. Barry S. Halperin does not directly own any shares of Common Stock.

(16) Voting and dispositive powers are exercised through its sole general partner, WPG Private Equity Partners, L.P. Voting and dispositive powers of WPG Private Equity Partners, L.P., which does not directly own any shares of Common Stock, are exercised through its two managing general partners, Steven N. Hutchinson and Wesley W. Lang, Jr. Includes (a) 1,148.4396 shares of Series C Preferred Stock which is currently convertible into 5,742,198 shares of Common Stock; (b) 39,648 shares owned in the aggregate by certain affiliates of WPG, (c) 64.6317 shares of Series C Preferred Stock owned in the aggregate by such affiliates of WPG which are convertible into 323,159 shares of Commons Stock, and (d) warrants held by WPG Corporate Development Associates IV, L.P. to purchase an additional 80,571 shares of Common Stock at an exercise price of $7.50 per share which were received as consideration for agreeing to provide certain managerial services to the Company for the period ending December 31, 1995.

(17) Voting and dispositive powers may be deemed to be shared with its two general partners, WPG Private Equity Partners (Overseas), L.P. and WPG CDA IV (Overseas), Ltd. Steven N. Hutchinson and Wesley W. Lang, Jr. serve as managing general partners of WPG Private Equity Partners (Overseas), L.P. and as directors of WPG CDA IV (Overseas), Ltd. Includes 276.9287 shares of Series C Preferred Stock which is currently convertible into 1,384,643 shares of Common Stock. In addition to shares owned of record by WPG Corporate Development Associates IV (Overseas), L.P., WPG Private Equity Partners (Overseas), L.P. beneficially owns warrants to purchase 19,429 shares of Common Stock which are not included in the shares listed as beneficially owned by WPG Corporate Development Associates IV (Overseas), L.P., but which are included in the shares listed as beneficially owned by Steven N. Hutchinson.

(18) Represents (a) 62,500 shares of Series A Preferred Stock which are convertible into 500,000 shares of Common Stock and (b) 62,500 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $1.375 per share.

(19) Represents (a) 25,000 shares of Series A Preferred Stock which are convertible into 200,000 shares of Common Stock and (b) 1,266,988 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $1.375 per share. EMP Management LLC is the managing member of EMP Associates LLC and has the power to direct the voting and disposition of all such securities.

(20) Mr. Messina is the sole member of EMP Management LLC, and accordingly has the power to direct the voting and disposition of the securities held by EMP Associates LLC (see footnote 19 to this table). In addition, Mr. Messina is the sole shareholder, director and executive officer of Pellinore Securities Corp. which owns warrants to purchase 112,754 shares of Common Stock at an exercise price of $1.375 per share. Mr. Messina does not directly own any shares of Common Stock.

                                  BOARD OF DIRECTORS

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board has established three committees: an Executive Committee, a Compensation Committee and an Audit Committee. Each such committee has two or more members, who serve at the pleasure of the Board.

     The Board met 7 times during 1996. The Compensation Committee met 7 times, the Audit Committee met 3 times and the Executive Committee met 9 times during 1996. All members of the Board attended at least 75% of the meetings of the Board and each of the committees on which he served during the period in which he was a director in 1996.

     The Executive Committee is authorized to exercise all of the authority of the Board that may be delegated to a committee of the Board under Delaware law, other than the authority to authorize dividends and other distributions, to fill vacancies on the Board or its committees, to amend, adopt or repeal certificate of incorporation or by-law provisions, to approve mergers or matters requiring stockholder approval, or (except within certain prescribed limits) to authorize or approve the issuance or reacquisition of shares and related matters. Currently, Messrs. Holmes, Hutchinson and Geller serve on the Executive Committee.

     The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to compensation of executive officers, other compensation matters and awards under the Company's equity benefit plans. Currently, Mr. Hutchinson and Ms. Schupak serve on the Compensation Committee.

     The Audit Committee is responsible for reviewing the Company's financial statements, audit reports, internal financial controls and the services performed by the Company's independent public accountants, and for making recommendations with respect to those matters to the Board. Currently, Mr. Matalene and Ms. Schupak serve on the Audit Committee.

DIRECTORS' COMPENSATION

     The Company has agreed to pay each director who is not an affiliate of the Company or a party to the Shareholders' Agreement (the "Independent Directors") a retainer of $4,000 per quarter for serving on the Board of Directors. In addition, each Independent Director receives up to 5,000 options to purchase Common Stock of the Company at the first Annual Meeting of Shareholders after their election, and 2,500 options each year thereafter pursuant to the Non-Employee Director Stock Option Plan. Mr. Matalene and Ms. Schupak are currently the only Independent Directors. None of the other directors of the Company is paid directors' fees for serving on the Board of Directors or its committees. All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or its committees.

                                    PROPOSAL 1

                       EXPANSION OF THE BOARD OF DIRECTORS
                            FROM FIVE TO SIX DIRECTORS

     Pursuant to the Certificate of Designation filed by the Company with respect to the Series A Preferred Stock, an increase in the actual size of the Board above five requires the approval of the Series A Holders. The Board has determined that at the present time it would be beneficial to increase the size of the Board so that (i) each of the currently serving directors can continue to serve the Company, (ii) the Board can continue to include at least two independent directors, as required by the rules of the American Stock Exchange, and (iii) Mr. Pinto can be added to the Board. The Company believes that each of the current directors brings a unique perspective and either represents a distinct constituency of the Company's stockholders or is an independent director. The Board also believes that Mr. Pinto has significant personal experience and skills which could assist the Company in its continued efforts to improve its financial condition and operating results. Accordingly, the Board has recommended to the Series A Holders that they approve the increase in the size of the Board of Directors from five to six directors. In the event the Proposal is not approved, the Board will withdraw Mr. Pinto's nomination. See "Proposal 2".

     The affirmative vote of a Series A Holders holding a majority of the shares of Series A Preferred Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve this increase.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF SERIES A PREFERRED STOCK VOTE FOR THE APPROVAL OF THE INCREASE IN THE SIZE OF THE COMPANY'S BOARD OF DIRECTORS FROM FIVE TO SIX DIRECTORS.

                                   PROPOSAL 2

                             ELECTION OF DIRECTORS

     The Company's Board of Directors has nominated Charles Holmes, Steven Geller, Steven N. Hutchinson, Eugene M. Matalene, Jr., Lenore Schupak and James J. Pinto for election as directors at the Annual Meeting to hold office for a one-year term and until their successors are duly elected and qualified. Each of the nominees other than Mr. Pinto currently serves as a Director.

     Pursuant to the Certificate of Designation filed by the Company with respect to the Series A Preferred Stock, the Board is to consist of no more than five directors, two of which are to be elected by the holders of Series A Preferred Stock, voting alone (the "Preferred Directors"), with the remaining directors ("Other Directors") to be elected by the holders of Common Stock and Series A Preferred Stock voting together as a class. Proposal 1 would permit an increase in the size of the Board of Directors from five to six. Accordingly, the Board of Directors has made Mr. Pinto's nomination contingent upon approval of Proposal 1 by the Series A Holders and also provided that, if Proposal 1 is not approved, Ms. Schupak will be nominated as a Preferred Director, rather than as an Other Director. Accordingly, if Proposal 1 is approved, then the nominations will be as follows:

     Preferred Director Nominees   Other Director Nominees
     ---------------------------   -----------------------
     Charles Holmes                Steven E. Geller
     James J. Pinto                Steven N. Hutchinson
                                   Eugene M. Matalene, Jr.
                                   Lenore H. Schupak

Alternatively, in the event that the holders of Series A Holders fail to approve Proposal 1, then the nominations will be as follows:

     Preferred Director Nominees   Other Director Nominees
     ---------------------------   -----------------------
     Charles Holmes                Steven E. Geller
     Lenore H. Schupak             Steven N. Hutchinson
                                   Eugene M. Matalene, Jr.

Proxies will be solicited from the Common Holders with respect to the election of Messrs. Geller, Hutchinson and Matalene and Ms. Schupak, although if Proposal 1 is not approved, votes for Ms. Schupak will be of no effect. Proxies will be solicited from the Series A Holders with respect to all six nominees, although if Proposal 1 is not approved, votes for Mr. Pinto will be of no effect.

     The voting persons named in the enclosed Proxy intend to nominate and vote in favor of the election of each of the persons named below unless authorization is withheld. If any of the nominees becomes unavailable for election, votes will be cast for the election of such other person or persons as the proxy holders, in their judgment, may designate. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.

     Set forth below is certain information as of the Record Date concerning each nominee, including his or her age, present principal occupation and business experience during the past five years and the period he or she has served as a director.

                    Name                   Age         Director Since
          -----------------------         -----        --------------
          Charles Holmes  . . . . . .      52             May 1997
          Steven E. Geller  . . . . .      55           October 1994
          Steven N. Hutchinson  . . .      47            March 1995
          Eugene M. Matalene, Jr. . .      50            March 1995
          Lenore H. Schupak . . . . .      43             May 1997
          James J. Pinto  . . . . . .      47               N/A
                                           --
     CHARLES HOLMES has served as a director of the Company since May 1997 and as Chairman of the Board since June 1997. Since 1991, Mr. Holmes has served as principal and is the sole stockholder of Asset Management Associates of New York, Inc. ("Asset Management"), a New York-based firm specializing in acquisitions of manufacturing businesses. Mr. Holmes founded and was a partner in Asset Management Associates, a predecessor partnership of Asset Management, from 1978 to 1991. Mr. Holmes from December 1992 to June 1997 was Vice Chairman of the Board of Directors of Chart Industries, Inc., a New York Stock Exchange listed company. Mr. Holmes also is a principal stockholder and serves on the Board of Directors of NAI Technologies, Inc., a company whose common stock is traded on the Nasdaq Stock Market. Mr. Holmes is also a principal of HPA. See "Recent Developments," and "Certain Relationships and Transactions."

     STEVEN E. GELLER has 35 years experience in the toy industry. Mr. Geller has served as Chief Executive Officer of the Company since September 1994, and as Chairman of the Board and Chief Executive Officer of Empire Industries, Inc. ("EII"), the principal operating subsidiary of the Company, since July 1994. From September 1994 to June 1997, Mr. Geller served as Chairman of the Board of the Company. Prior to joining the Company, Mr. Geller served as President of Arco Toys, Inc., a wholly owned subsidiary of Mattel from December 1986 through December 1991 and as a consultant for Mattel from January 1991 through December 1993. From January 1994 to July 1994, Mr. Geller was self-employed, engaged in structuring, negotiating and financing the acquisition of the Company. See "Certain Relationships and Transactions."

     STEVEN N. HUTCHINSON has served as a director of the Company since 1995. Mr. Hutchinson has been a Principal of Weiss Peck & Greer, L.L.C. (investment management) since July 1993. From September 1978 to June 1993, he served as a Vice President and Director of The Hillman Company (investment management). See "Certain Relationships and Transactions." Mr. Hutchinson was nominated by the Company in accordance with the terms of a letter agreement dated July ____, 1997 pursuant to which the Company agreed to nominate as part of the regular company slate one director selected by the CDA Parties in consideration for such parties relinquishing any rights they might have pursuant to the Shareholders' Agreement to nominate and require the parties thereto to vote for the election of members of the Board.

     EUGENE M. MATALENE, JR. has served as a director of the Company since 1995. Mr. Matalene served as a consultant to the Company, as well as other corporations, from June 1996 to March 1997. Mr. Matalene has been the President of Strata Capital, a private investment company since April 1997. Mr. Matalene was Senior Managing Director with Furman Selz LLC from June 1996 to April 1997. Mr. Matalene served as a Managing Director of PaineWebber Incorporated from January 1989 to June 1996, as director of the Private

Placement Group in the Investment Banking division of PaineWebber Incorporated from May 1994 to June 1996, as President and director of PaineWebber Development Corporation from June 1993 to June 1996, and as a director of PaineWebber Properties Incorporated from June 1993 to June 1996. Mr. Matalene has served as a member of the board of directors of American Bankers Insurance Group since May 1990. See "Certain Relationships and Transactions."

     LENORE H. SCHUPAK has served as a director of the Company since May 1997. Since 1990, Ms. Schupak has been President and principal owner of LHS Environmental Management, Inc., a New Jersey based company which provides environmental management consulting services in North America and Europe. From 1979 to 1989, she was an executive with American Standard, Inc., most recently serving as Corporate Director, Environmental Technology. Prior to that time, Ms. Schupak was employed from 1977 to 1979 as an environmental engineer for General Motors Corporation and from 1974 to 1977 as a development engineer for Carrier Corp. See "Recent Developments" and "Certain Relationships and Transactions."

     JAMES J. PINTO is a first time nominee to the Company's Board of Directors. Since 1990, Mr. Pinto has been the President of the Private Finance Group, Inc., a mezzanine lender and merchant banking company, and has been an officer of HPA since October 1996. Mr. Pinto is a director of the following publicly traded companies: Anderson Group, Inc. (an electronics manufacturer); Biscayne Holdings, Inc. (an apparel manufacturer); and National Capital Management Corp. (a specialty finance company). See "Recent Developments" and "Certain Relationships and Transactions."

                                   PROPOSAL 3

            PROPOSED SALE OF SERIES A PREFERRED STOCK AND WARRANTS

     In early June 1997, notwithstanding the impending closing of the Initial Investment, the Company determined that it would, even following such closing, continue to need significant additional capital in order to fully fund its continuing operations. Additional capital is necessary in order for the Company to fully fund (i) marketing programs, (ii) new product development and (iii) certain advantageous capital improvements, which the Company believes are necessary if it is to achieve its desired business plan.
 Accordingly, the Company agreed to an amendment to the Securities Purchase Agreement pursuant to which, among other things, the Company agreed to issue and sell to HPA and other private investors an additional 500,000 shares of Series A Preferred (initially convertible into 4 millon shares of Common Stock) and 500,000 warrants to purchase shares of Common Stock at an initial exercise price of $1.375 per share, for aggregate gross consideration of $5,000,000 (the "Further Purchase"). In connection with the Further Purchase, warrants to purchase an additional 2,000,000 shares of Common Stock are to be allocated as follows: 750,000 warrants to the placement agents who place the additional securities (in addition to a cash commission payable upon closing of 6% of the gross proceeds of the offering) and 1.25 million warrants to HPA. The terms of the Series A Preferred Stock and warrants to be issued are further described in Exhibit A hereto. The closing of the Further Purchase is conditioned upon the issuance of the shares of Series A Preferred and warrants as part of the Further Purchase being approved by the Company's stockholders, by vote of a majority of votes cast thereon.

     The Further Purchase will be consummated pursuant to a private placement of 50 units, with each unit (a "Unit") consisting of 10,000 shares of Series A Preferred Stock and warrants to purchase 10,000 shares of Common Stock.
The Units will be offered to a limited number of accredited investors as defined in Rule 501 under the Securities Act. The Company has reached agreement with a placement agent for the sale of up to 50 units on a best efforts basis. Such offering commenced on or about July 22, 1997 and will terminate on the date which is the earlier of December 31, 1997 or 15 days following the approval of the sale of the Units, unless extended mutually by the Company and the placement agent. The placement agent will receive a cash commission equal to 6% of the gross proceeds received by the Company from the sale of Units (other than sales to HPA affiliate), a portion of which they may reallocate to other NASD member firms which the placement agent use as selected dealers. If and when the sale of these 50 Units is consummated, warrants to purchase an additional 2 million shares of Common Stock at an exercise price of $1.375 per share will be issued to HPA and the placement agents, as discussed above. Mr. Holmes, who is a director of the Company and a current nominee for election to the Company's Board of Directors, and Mr. Pinto, who is a nominee to the Company's Board of Directors, are the principals of HPA.

     The proceeds from the Further Purchase (which after the deduction of the Placement Agents' commission and estimated offering expenses of $100,000 would be $4.6 million) would be used for working capital purposes, including the repayment of existing trade indebtedness and short-term bank debt. The balance, if any, will be used for general corporate purposes.

     Notwithstanding that the closing price of the Company's Common Stock on the American Stock Exchange as of June 6, 1997 (the date of the amendment of the Securities Purchase Agreement) was $2.3275 per share, the price per unit of the Further Purchase is identical to the price per unit paid by the Purchasers in connection with the Initial Investment. The $5 million aggregate purchase price yields an effective price per share of Common Stock issuable upon conversion of the shares of Series A Preferred issuable in connection with the Further Purchase of $1.25 per share, without allocating any value to the warrants to purchase an aggregate of 2.5 million shares to be issued in the Further Purchase. These warrants, however, are likely to be significantly in the money upon issuance, however, given the exercise price of those warrants (initially $1.375 per share) and the recently prevailing market price of the Company's Common Stock. HPA will receive 1.25 million of these warrants without making any further investment in the Company. The closing price of the Company's Common Stock on the American Stock Exchange on July 21, 1997 was $___ per share.

     The Company has agreed to make the below market sales as part of the Further Purchase (and, in connection therewith, to issue to the Placement Agents and HPA warrants issuable to purchase an additional 2 million shares of Common Stock at an initial exercise price of $1.375 per share) because of the Company's significant and immediate need for additional capital. The Company determined that proceeding with HPA on the terms of the Further Purchase likely will provide an additional $4.6 million of needed capital expeditiously. Given the Company's recent capital raising efforts, it determined that any efforts to seek out other sources of capital would be difficult and the negotiation and consummation of an alternative transaction likely would be costly both in terms of time and expenses. Accordingly, it was determined that proceeding with the Further Purchase on these terms, rather than seeking other sources of capital or attempting to negotiate more favorable terms, was in the Company's best interests, as it would be the most effective method of quickly providing the Company with capital that is necessary for it to pursue its desired business plan.

     Additionally, the Company has also entered into discussions with its senior lenders and intends to continue such discussions concerning amendments to its senior credit agreement, including changes in the financial and other covenants and the conversion of some of the current portion of the term loan to a one year and a day obligation. If the Company is unable to reach agreement regarding such an amendment, there can be no assurance that the Company's senior lenders will not declare an event of default under the credit agreement, or that the Company would be able to arrange for any alternative financing, on terms acceptable to it, or in time to meet the
Company's short-term liquidity requirements.   The Company believes that
expeditiously closing the Further Purchase will assist the Company in its efforts to negotiate such an amendment, although there can be no assurances that, even if the Further Purchase is consummated, that the Company will be able to reach such an agreement with its senior lenders.

     Accordingly, in order to satisfy the condition to closing the Further Financing pursuant to the Securities Purchase Agreement, the Board has recommended the approval by the Company's stockholders of the Company's issuance of 500,000 shares of Series A Preferred Stock and warrants to purchase 2.5 million shares of Common Stock as part of the Further Financing.
 To the extent that such issuances are not approved by the Company's stockholders, by vote of a majority of votes cast thereon, the proposed purchasers in the Further Financing would have the right to refuse to consummate the Further Financing. The Company believes that the consummation of the Further Financing is necessary in order to provide the Company with sufficient capital to pursue its desired business plan. There can be no assurance that if the Further Financing is not consummated that cash generated from operations will be sufficient to fund the Company's continued operations or that the Company's senior lenders will continue to provide financing in the future. In all likelihood, were the Further Financing not consummated, the Company would seek alternative financing, however, there can be no assurances (a) that any such financing will be available and (b) even to the extent any such financing is available, the terms of such financing. Were the Company unable to access additional capital on acceptable terms, the Company would be forced to forestall certain planned marketing, product development and capital improvement expenditures which management believes are necessary for the Company to achieve its desired business plan.

     In addition, stockholder approval of the Company's issuance and sale of such securities is required pursuant to the rules of the American Stock Exchange which require shareholder approval (pursuant to a proxy solicitation conforming SEC proxy rules) of certain below market sales of listed securities. Thus, even were the Further Financing consummated despite the lack of stockholder approval (following the valid waiver of the condition to closing), the Company would risk having its shares delisted from the American Stock Exchange.

     The affirmative vote of Series A Holders and Common Holders possessing a majority of the voting power represented by the shares of Series A Preferred Stock and Common Stock which are actually voted on this proposal is required for its approval. Messrs. Holmes and Pinto have an interest in this proposal because they are the principals of HPA which, upon completion of the Further Financing, will be issued, without the payment of any additional consideration by it, warrants to purchase 1.25 million shares of Common Stock at an exercise price of $1.375 per share.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED SALE OF SERIES A PREFERRED STOCK AND WARRANTS.

                                   PROPOSAL 4

        PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                  FROM 30 MILLION SHARES TO 60 MILLION SHARES

     The Company currently is authorized to issue up to 30 million shares of Common Stock. However, if all of the convertible preferred stock outstanding were converted, all outstanding warrants and stock options were exercised and all authorized shares of Common Stock under the Company's employee benefit plans were issued, the Company would have outstanding or be obligated to issue up to 38,458,464 shares of Common Stock prior to consummation of the Further Purchase and 44,958,464 shares assuming the consummation of the Further Purchase. Thus, in order to prevent the Company from defaulting upon its obligations pursuant to (i) its outstanding Preferred Stock, (ii) outstanding warrants and options and/or (iii) employee benefit plans, it is necessary for the Company to increase the number of authorized shares of Common Stock. Accordingly, the Board has recommended to the stockholders adoption of an amendment to Article FOURTH of the Company's Restated Certificate of Incorporation to increase the number of authorized shares to 60 million. The Board believes that having 60 million shares of Common Stock will provide sufficient authorized but unissued shares to permit the Company to fulfill its outstanding obligations to issue Common Stock as well as a sufficient number of additional shares to provide the Company with flexibility to issue Common Stock (i) in additional financings, (ii) as additional incentives or compensation to the Company's employees and, in certain caps, as payment of Company obligations and (iii) as consideration in acquisitions which the Company may consider in the future.

     The text of the proposed amendment to the Restated Certificate of Incorporation is included in the Amended and Restated Certificate of Incorporation set forth in Exhibit B to this Proxy Statement and should be read in its entirety by stockholders.

     The affirmative vote of Series A Holders and Common Holders holding stock representing a majority of the voting power represented by all shares of Series A Preferred Stock and Common Stock outstanding on the Record Date is required for approval of the proposed amendments to Article FOURTH of the Company's Restated Certificate of Incorporation. Pursuant to the Subscription Agreements executed in connection with the Initial Investment, the Purchasers each granted an irrevocable proxy to Messrs. Holmes and Pinto to vote in favor of an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 60 million. Because the Purchasers, in the aggregate represent approximately 63% of the total voting power eligible to vote on this proposal as of the Record Date, this proposal should be approved.

     Messrs. Holmes and Pinto, as well as the Purchasers, have an interest in the approval of this proposal, as failure to approve could result in their inability to exercise their warrants and/or convert their Series A Preferred Stock held by them and their affiliates in accordance with their respective terms and receive duly authorized shares of Common Stock. Mr. Hutchinson has an interest in the approval of this proposal, as failure to approve could result in the inability of his associates and/or affiliates to exercise their warrants and/or convert their Series C Preferred Stock in accordance with their respective terms and receive duly authorized shares of Common Stock. Similarly, each of the Company's executive officers has an interest in approval of the proposal because of their ownership of stock options granted pursuant to the Company's stock option plans and/or ownership of other convertible securities in the Company. See "Security Ownership of Management and Certain Beneficial Owners" and "Executive Compensation."

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENTS TO ARTICLE FOURTH OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 5

        PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
             REGARDING THE SIZE OF THE COMPANY'S BOARD OF DIRECTORS

     The Company's Restated Certificate of Incorporation currently provides that the Board shall consist of eight directors, subject to increase by the Board upon the affirmative vote of more than 80% of the directors then in office. In accordance with the terms of the Securities Purchase Agreement, the Board has recommended an amendment to Article TENTH of the Company's Restated Certificate of Incorporation to provide that the Board shall consist of a maximum of 8 directors with the actual number to be determined by the Board from time to time. The amendment would prevent the Board from increasing its size beyond 8 without stockholder approval, and would permit a Board of less than 8 members.

     Currently, the Board consists of only five directors, and there are three vacancies on its Board, which pursuant to the Company's By-laws could be filled by a vote of a majority of the then serving directors or by a vote of the stockholders. However, the ability to elect additional directors is limited by the terms of the Certificate of Designation filed by the Company with respect to the Series A Preferred Stock, which provides that the approval of the Series A Holders is required in connection with the expansion of the size of the Company's Board of Directors beyond five members. Additionally, the Series A Holders have the right, voting separately as a class, to elect two directors to the Board.

     The text of the proposed amendment to the Restated Certificate of Incorporation is included in the Amended and Restated Certificate of Incorporation set forth in Exhibit B to this Proxy Statement and should be read in its entirety by stockholders.

     The affirmative vote of Series A Holders and Common Holders holding stock representing a majority of the voting power represented by all shares of Series A Preferred Stock and Common Stock outstanding on the Record Date is required for approval of the proposed amendments to Article TENTH of the Company's Restated Certificate of Incorporation. Pursuant to the Subscription Agreements executed in connection with the Initial Investment, the Purchasers each granted an irrevocable proxy to the principals of HPA to vote in favor of such amendment to the Company's Restated Certificate of Incorporation. Because the Purchasers, in the aggregate, represent approximately 63% of the total voting power eligible to vote on this proposal as of the Record Date, this proposal should be approved.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSED AMENDMENTS TO ARTICLE TENTH OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 6

               PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION
                           TO DELETE ARTICLE ELEVENTH

     In accordance with the terms of the Shareholders' Agreement, Article ELEVENTH was added to the Company's Restated Certificate of Incorporation. Article ELEVENTH provided that prior to the occurrence of a Grade 1 Management Event (which was defined substantially the same as in the Shareholders' Agreement) and as long as the CDA Parties maintained certain minimum ownership thresholds, certain major corporate events (such as mergers, certain significant sales or acquisitions of assets, amendments to the Company's constituent documents, certain insider transactions, payment of dividends, certain public or private offerings of securities, incurrence of significant indebtedness and adoption of a plan of liquidation) would require the approval of more than 66-2/3% of the directors then in office. Because a Grade 1 Management Event has occurred (see "Recent Developments"), the provisions of Article ELEVENTH of the Restated Certificate of Incorporation are no longer effective. Accordingly, in order to simplify the Company's Restated Certificate of Incorporation and to avoid potential confusion in the future regarding the interpretation or application of provisions which are no longer effective, the Board of Directors has recommended the deletion of Article ELEVENTH from the Company's Restated Certificate of Incorporation.

     The deletion of Article ELEVENTH from the Company's Restated Certificate of Incorporation is reflected in the Amended and Restated Certificate of Incorporation set forth in Exhibit B to this Proxy Statement.

     The affirmative vote of Series A Holders and Common Holders holding stock representing a majority of the voting power represented by all shares of Series A Preferred Stock and Common Stock outstanding on the Record Date is required for approval of the proposed deletion of Article ELEVENTH from the Company's Restated Certificate of Incorporation.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE DELETION OF ARTICLE ELEVENTH FROM THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 7

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP, certified public accountants, to continue as the Company's independent auditors and to audit the books of account and other records of the Company for the fiscal year ending December 31, 1997.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

     The affirmative vote of Series A Holders and Common Holders possessing a majority of the voting power represented by the shares of Series A Preferred Stock and Common Stock which actually are voted hereon is required to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                            EXECUTIVE COMPENSATION

     The following summary compensation table (the "Compensation Table") summarizes compensation information with respect to the President and Chief Executive Officer of the Company and each of the Company's most highly compensated executive officers who earned more than $100,000 for services rendered during the year ended December 31, 1996 (collectively, the "Named Executive Officers").

                          Summary Compensation Table

                                                  Annual Compensation                 Long Term
                                                  -------------------               Compensation
                                                                                       Awards
                                                                                    ------------
                                                                                     Securities
                                                                                     Underlying      All Other
           Name and             Fiscal      Salary       Bonus      Other Annual       Options      Compensation
    Principal Position(s)        Year         ($)         ($)       Compensation         (#)              $
    ---------------------       ------     --------     -------     ------------    ------------    ------------
Steven E. Geller  . . . . .     1996       $325,000         ---            ---        250,000(2)            ---
  (Chief Executive              1995        324,519         ---      83,028(3)        200,000(2)     508,075(4)
  Officer and Former            1994(5)     132,692     150,000            ---        500,000(6)            ---
  Chairman of the Board)                                                              325,000(7)

J. Artie Rogers . . . . . .     1996        132,000         ---            ---          5,000(2)            ---
  (Senior Vice President -      1995        132,211      15,000            ---               ---            ---
  Finance Board and Chief       1994         95,385     150,000            ---         35,000(2)       1,190(1)
  Executive Officer)

Marvin Smollar  . . . . . .     1996        325,000         ---            ---               ---            ---
  (Former President             1995        318,750         ---            ---        200,000(2)     290,338(8)
  and Chief Operating           1994(9)      69,230      32,699            ---               ---            ---
  Officer) (10)

_______________________________

(1)  Includes Company contributions to the Employee Stock Bonus Plan.
(2)  Options granted pursuant to the 1994 Option Plan.
(3) Includes $70,000 paid to Mr. Geller in lieu of reimbursement of expenses incurred for the benefit of the Company and allowances of $13,028 for automobile expenses and club dues.
(4)  Relocation expenses including a gross-up for individual income taxes.
(5) Includes compensation paid to Mr. Geller from July 15, 1994 through December 31, 1994.
(6) Includes 60,376 incentive stock options and 439,624 non-qualified stock options granted pursuant to the 1994 Option Plan.
(7) Represents warrants granted in connection with services rendered with respect to the negotiation and sale of certain debentures issued by the Company.
(8) Includes $287,908 for relocation expenses grossed up for individual income taxes and $2,430 of life insurance premiums. Excludes $122,265 paid to Mr. Smollar in 1995 which he earned at Marchon, Inc. prior to its acquisition by the Company on October 13, 1994, which amount was paid by the Company in 1995.
(9) Includes compensation paid to Mr. Smollar from October 13, 1994 through December 31, 1994.
(10) Mr. Smollar was terminated as President and Chief Operating Officer of the Company in January 1997. He is the defendant in a suit filed by the Company in January 1997 which seeks to enforce a certain guarantee by him of debt owed to the Company by 555 Corporate Woods Parkway, Inc.
     Mr. Smollar has denied the allegations in the Company's complaint. On February 24, 1997, Mr. Smollar commenced a separate action in the Circuit Court of Palm Beach County, Florida, captioned MARVIN SMOLLAR V. EMPIRE OF CAROLINA, INC., claiming (a) breach of his employment agreement, (b) breach of a phantom stock plan maintained by Marchon, Inc. prior to its acquisition by the Company and
     (c) breach of an oral agreement to pay relocation expenses, and seeking injunctive relief enjoining the Executive Committee of the Company's Board of Directors from taking certain actions. The complaint seeks unspecified damages in excess of $1 million in respect of his employment agreement, certain amounts alleged to be owed by reason of such phantom stock plan and relocation expenses.

     The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during 1996:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 Individual Grants
                             ---------------------------------------------------------
                                              Percent of                                  Potential Realizable Value at
                                                Total                                     Assumed Annual Rates of Stock
                                Shares         Options       Exercise or                       Price Appreciation
                              Underlying      Granted to        Base                          for Option Term ($)(2)
                               Options        Employees       Price(1)      Expiration    -----------------------------
            Name               Granted          in 1995       ($/Share)        Date           5%               10%
        ----------            ----------      ----------     -----------    ----------    -----------      ------------
Steven Geller . . . . . .     250,000(3)         44%           $4.50        12/13/2006      707,506        1,792,960
J. Artie Rogers . . . . .       5,000(4)          1%            4.94        10/16/2001        6,824           15,080
Marvin Smollar  . . . . .            --          --             --                             --              --

___________________________
(1) Based on the closing price of the Common Stock on the American Stock Exchange on the date of grant.
(2) The amounts shown as potential realizable values are based on assumed annualized rates of appreciation in the price of the Common Stock of five percent and ten percent over the term of the options, as set forth in the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Common Stock. There can be no assurance that the potential realizable values reflected in this table will be achieved.
(3) Non-qualified stock options granted on December 13, 1996. Options to acquire 83,334 shares vest on December 13, 1997 with like annual vesting thereafter through December 13, 1999.
(4) Options granted on October 16, 1996. Options to acquire 1,667 shares vest on October 16, 1998 with like annual vesting thereafter through October 16, 2000.

     The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers that were outstanding at December 31, 1996 (see "10-year Option Repricings"):

                           AGGREGATED OPTION EXERCISES
                IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES (1)

                                                                        At December 31, 1996
                                                      -------------------------------------------------------
                                                              Number of               Value of Unexercised
                                                             Unexercised                  In-the-Money
                                                               Options                    Options (2)
                        Shares Acquired     Value     --------------------------   --------------------------
        Name           Upon Exercise (#)   Realized   Exercisable  Unexercisable   Exercisable  Unexercisable
      --------         -----------------   --------   -----------  -------------   -----------  -------------
Steven Geller . . . .          --             --        425,000       525,000          --            --
J. Artie Rogers . . .          --             --          8,750        31,250          --            --
Marvin Smollar  . . .          --             --           --            --            --            --

______________________________
(1) Does not include warrants to acquire shares of Common Stock. See "Certain Relationships and Transactions."
(2) Based on the $3.375 per share closing price of the Company's Common Stock on the American Stock Exchange on December 31, 1996.

    The following table sets forth certain information with respect to the repricing of stock options granted to each of the Named Executive Officers. Except as reflected in the following table, the Company has not in the prior 10 fiscal years repriced any previously granted options.

                          10-YEAR OPTION REPRICINGS

                                                                                           Length of
                                  Number of       Market                                   Original
                                  Securities     Price of      Exercise                   Option Term
                                  Underlying     Stock At      Price At        New       Remaining At
                                   Options       Time Of       Time Of       Exercise       Date of
      Name               Date      Repriced     Repricing     Repricing       Price        Repricing
-------------------    -------    ----------    ---------     ---------      --------    ------------
Steven Geller . . .    5/13/97     500,000        $1.875         (1)          $2.00           (1)
J. Artie Rogers . .    5/13/97      35,000        $1.875        $5.875        $2.00       3-1/2 years
                                     5,000        $1.875        $4.94         $2.00       4-1/2 years
Marvin Smollar  . .      N/A         N/A            N/A          N/A           N/A            N/A

____________________

(1) In connection with this repricing, Mr. Geller agreed to the cancellation of options to purchase 950,000 shares of Common Stock under certain conditions. See "Board Compensation Committee Report on Executive Compensation -- Compensation to Chief Executive Officer." These options were for the following number of shares at the following exercise prices and had the following expiration dates:

         Number of Options    Exercise Price    Expiration Date
         -----------------    --------------    ---------------
              439,624            $6.50             7/15/04
               60,376            $6.625            7/15/04
              200,000            $6.750           12/13/00
              250,000            $4.50            12/13/06

    Each of the repriced options granted to Mr. Geller expires on May 13, 2002. The repriced options vest in four equal installments on August 13, 1997, and May 13 of each of 1998, 1999 and 2000.

EMPLOYMENT AGREEMENTS

    On July 15, 1994, Steven Geller entered into an employment agreement pursuant to which he became Chairman and Chief Executive Officer of EII, the Company's principal subsidiary. Subsequently, 32 the obligations of EII under such agreement were assigned to the Company, and Mr. Geller became Chairman of the Board and Chief Executive Officer of the Company. The agreement provides for a base salary of $300,000 per annum, which was increased by the Compensation Committee to $325,000 per annum effective January 1, 1995. The initial term of the agreement expires on July 15, 1998, provided that such term is automatically extended for successive one-year periods on July 15 of each year (the "Extension Date") commencing July 15, 1996, unless either the Company or Mr. Geller gives 60 days prior written notice to the other party that it or he elects not to extend the term of the agreement. Mr. Geller's employment agreement includes non-competition and confidentiality provisions and a change of control provision which provides that if for any reason Mr. Geller opposes a change of control (as defined in the agreement) which occurs while Mr. Geller is employed by the Company, Mr. Geller may within six months of such change in control elect to terminate his employment by giving the Company 30 days prior written notice. In the event that Mr. Geller elects to terminate his employment in such circumstances, he is entitled to receive a lump sum severance payment equal to (i) 290% of his then-current compensation (determined in accordance with the agreement) if the majority of the Company's Board of Directors opposed the change of control or (ii) 250% of his then-current compensation if the majority of the Company's Board of Directors approved the change of control, subject in either case to certain tax limitations. Mr. Geller has agreed to defer $100,000 of his 1997 base salary. Such deferral amount will be payable only if the Company meets certain financial milestones in fiscal 1997.

    On October 13, 1994, the Company entered into an employment agreement with Marvin Smollar pursuant to which Mr. Smollar became President and Chief Operating Officer of the Company. The agreement provided for a base salary of $300,000 per annum, which was increased by the Compensation Committee to $325,000 per annum effective January 1, 1995. The initial term of the agreement expired on July 15, 1998, provided that such term was automatically extended for successive one-year periods on July 15 of each year, commencing July 15, 1996, in the same manner as Mr. Geller's employment agreement. Mr. Smollar's employment agreement contained non-competition, confidentiality and change of control provisions which was substantially identical to those in Mr. Geller's employment agreement. Mr. Smollar ceased operating as President and Chief Operating Officer of the Company in December 1996 and was terminated by the Company in January 1997.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

    Pursuant to Section 16 of the Exchange Act, the Company's directors and executive officers and beneficial owners of more than 10% of the Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock. Based solely on a review of such reports provided to the Company and written representations from such persons regarding the necessity to file such reports, the Company has determined that Messrs. Geller and Matalene each filed one report late during 1996.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company has a Compensation Committee consisting of two directors, Mr. Steven N. Hutchinson and Ms. Lenore H. Schupak. The board of directors has delegated matters relating to compensation, including the grant of options under the 1994 Option Plan, to the Compensation Committee. This report describes the

Company's compensation policies, the application of those policies to the Company's executive officers, and the basis for the Chief Executive Officer's compensation for 1996.

GENERAL COMPENSATION POLICIES

    The policy and objectives of the Company with respect to executive compensation is to improve stockholder value by enhancing corporate performance through attracting and retaining highly qualified key executive personnel. The philosophy of the Committee is to base executive compensation on short and long term performance criteria, thereby providing the motivation and incentive for outstanding performance by executive officers. The Company's executive compensation program is designed to:

    - Create an inducement and motivation for executive officers to facilitate and sustain Company growth and market share and to find attractive acquisition prospects complementary to the Company's business.

    - Align the financial interests of the executive officers with those of the Company's stockholders.

    - Reward above-average performances which will result in increased returns to stockholders.

    -  Induce corporate loyalty in both the short and long term.

    The Company's executive compensation program has three major components: base salaries, bonuses, and long-term incentives.

BASE SALARIES

    In determining an executive officer's salary, the Committee or the Chairman and the President, as the case may be, generally review such officer's knowledge, abilities, experience, responsibilities and anticipated workload for the year, and his or her commitment and contribution to the Company's development and financial performance. The Company has not established any formula or pre-determined relationship between corporate performance and salary. Salary is also intended to maintain the Company's competitiveness with similar companies in the marketplace in attracting and retaining qualified executives. In those cases where an executive has entered into an employment agreement, the base salary is determined by that agreement, which is often the result of negotiation between the executive and the Company. The base salary of Mr. Steven Geller, the Chief Executive Officer is set by his employment agreement, which was entered into in 1994.

BONUS PROGRAM

    The Company's bonus program for its executive officers is designed to motivate these individuals to achieve annual corporate goals, reward individual effort and further assist the Company in attracting and retaining highly qualified executives. In setting bonuses, the Committee or the Chairman and the President, as the case may be, consider specific goals and performance criteria that are selected to enhance the profitability of the Company, the prospects of the Company and the financial condition of the Company. In addition, the Company attempts to recognize exceptional contributions to the Company made by individual executives during the year.

LONG-TERM INCENTIVES

    The Company established the 1994 Option Plan, pursuant to which stock options are awarded by the Committee periodically to key employees, including executive officers. The 1994 Option Plan is designed to encourage employees to acquire an equity interest in the Company and thereby align their long-term financial interests with those of the shareholders.

OPTION REPRICINGS

    Pursuant to the 1994 Option Plan, the Committee had granted stock options to numerous executives and employees at exercise prices ranging from $4.50 to $9.25 per share. After the decline in the market price of the Company's Common Stock, the Committee considered whether or not, in conjunction with the other forms of compensation, the outstanding stock options were sufficient to motivate and retain highly qualified personnel.

    The Committee concluded that the outstanding options were insufficient to retain key employees and, therefore, the Committee determined that stockholder value would be enhanced by granting new options to certain employees in consideration of their agreement to the cancellation of outstanding options. Accordingly, on May 13, 1997, the Committee approved a resolution canceling substantially all of the options outstanding under the 1994 Option Plan and replacing them with options with an exercise price of $2.00 per share (a reduction of $2.50 to $6.25 per share in the exercise price of the cancelled options).

COMPENSATION TO THE CHIEF EXECUTIVE OFFICER

    Mr. Steven Geller, the Chief Executive Officer, has an existing employment agreement providing for a base salary of $325,000. The Committee believes that Mr. Geller's compensation is principally through his equity interest in the Company and not through his salary, and for that reason, his salary is modest compared to chief executive officers of other toy companies. Consistent with that theme, and in reviewing the Company's financial performance in 1996, the Committee determined that a cash bonus for the Chief Executive Officer (and for the other executive officers) was not appropriate. The Committee determined that the grant of stock options would more properly align the interest of the Executive Officers with the Shareholders. The Committee further recognized that managing the Company under the current financial constraints required extraordinary effort on the part of the Chief Executive Officer, and granted the Chief Executive Officer a stock option for 250,000 shares at a price of $4.50 per share.

    In connection with the repricing of options discussed above, Mr. Geller agreed to (i) defer $100,000 of his salary with the receipt of such deferred salary being conditioned upon the Company achieving certain financial milestones in fiscal 1997, (ii) cancel all 950,000 options which had previously been granted to him pursuant to the Option Plan (250,000 of which had an exercise price of $4.50 per share; 439,624 of which had an exercise price of $6.50 per share; 60,376 of which had an exercise price of $6.625 per share; and 200,000 of which had an exercise price of $6.75 per share) and
(iii) accept 500,000 options with an exercise price of $2.00 per share. Pursuant to the terms of the 1994 Option Plan, options to purchase no more than 500,000 shares may be granted to any individual employee in any year.
As a condition to the reduction in the number of shares subject to options granted to Mr. Geller, the Compensation Committee agreed to consider, and ultimately approved, the grant of an equal number of options to certain employees and executive officers of the Company who are related to Mr. Geller.

                                       Members of the Compensation Committee

                                       Steven N. Hutchinson
                                       Lenore H. Schupak



                   STOCKHOLDER RETURN PERFORMANCE PRESENTATION

  Set forth below is a line graph comparing the cumulative total returns (assuming dividend reinvestment) of the Company's Common Stock, the Media General Toys and Games Industry Group Index as a representative industry index and the American Stock Exchange Market Index ("Amex Index") as the required board equity market index. The Media General Toys and Games Industry Group Index is comprised of 33 toy and game companies.


                              [GRAPH APPEARS HERE]

                                                               MG Toys & Games
Measurement Period                Empire of Carolina, Inc.   Industry Group Index   AMEX Index
------------------                ------------------------   --------------------   ----------
December 31, 1991                         $100.00                  $100.00           $100.00
Year Ended December 31, 1992               130.77                   133.54            101.37
Year Ended December 31, 1993               133.33                   148.05            120.44
Year Ended December 31, 1994               135.90                   113.82            106.39
Year Ended December 31, 1995               143.59                   126.82            137.13
Year Ended December 31, 1996                87.18                   156.46            144.70

                   CERTAIN RELATIONSHIPS AND TRANSACTIONS

    To provide a portion of the funds needed to finance the Buddy L acquisition, the Company issued $7.58 million of three-year 12% senior subordinated notes. Mr. Geller and Mr. Matalene acquired $500,000 and $100,000 principal amount of these senior subordinated notes, respectively. In addition, Mr. Matalene serves as a non-employee director of American Bankers Insurance Company of Florida, which together with one of its affiliates, acquired an aggregate of $5 million principal amount of these senior subordinated notes. During July 1996, the Company repaid in full the 12% senior subordinated notes.

    Also in connection with the financing of the Company's acquisition of Buddy L, affiliates of WPG purchased 247,392 shares of Common Stock at $7.25 per share and 442,264 shares of a formerly authorized series of cumulative convertible preferred stock at $7.25 per share for an aggregate purchase price of approximately $5 million. One of the principals of WPG, Mr. Hutchinson is a member of and a nominee to the Company's Board of Directors. See "Proposal 2." In addition, at the time, another principal of WPG also served as a member of the Company's Board of Directors. On September 11, 1996, all outstanding shares of such formerly authorized series of Preferred Stock, upon approval by the stockholders of the Company, were converted into common stock on a share for share basis.

    At December 31, 1996 and 1995, the Company had an unsecured receivable from the owner of its former facility in Vernon Hills, Illinois of $538,000 and $506,000, respectively, related to costs incurred during its construction, which receivable is guaranteed by Marvin Smollar, formerly a Company director and President and Chief Operating Officer. This receivable bears interest at an annual rate of 7.5% and there is dispute as to whether the note has become due or will become due on December 31, 1998. Subsequent to December 31, 1994, the operations of Marchon were moved to the Company's facilities in Tarboro, North Carolina. Marchon terminated the lease on the Illinois facility effective June 1995. The Company also had an unsecured receivable of $55,000 at December 31, 1995, from an entity of which Mr. Smollar is a principal, related to Marchon's Pagedale, Missouri facility. This borrowing was repaid during 1996. These receivables are included in the consolidated financial statements as a reduction of consolidated stockholders' equity.

    In connection with the Marchon acquisition, the Company assumed a lease related to Marchon's Pagedale, Missouri facility from an entity of which Mr. Smollar is a principal. The lease provides for a monthly rental of $15,000 through December 15, 1995 and $20,000 thereafter. The lease per its terms, expires during 2013. This facility has not been occupied by the Company since Marchon moved operations to the main Tarboro plant in the first quarter of 1995. Although the Company has sent notice of termination of this lease, there is currently a dispute between the Company and the landlord regarding the lease and there can be no assurance that the Company will not be obligated for the lease payments.

    During 1996, the Company agreed to pay PaineWebber Incorporated ("PaineWebber"), of which Mr. Matalene, a director of the Company, was a managing director, an advisory fee in connection with the arrangement of the new bank facility. There is currently a dispute over the amount of that fee.

    Also during 1996, the Company engaged Gerard Klaurer Mattison & Co., Inc. ("GKM") to pursue strategic alternatives on behalf of the Company. GKM has agreed to pay 15% of its fee to Furman Selz, of which Mr. Matalene was an employee, in connection with Mr. Matalene's efforts to raise funds for the Company. In connection with the consummation of the Initial Investment, and in settlement of the Company's obligations to GKM and Furman Selz, the Company agreed to (i) pay GKM a fee of $600,000, payable in five installments, (ii) issue to GKM a warrant initially exercisable to purchase 250,000 shares of

Common Stock at an initial exercise price of $2.375 per share, to expire on May 6, 2003, (iii) reimburse GKM for up to $25,000 of expenses actually incurred and (iv) pay to Mr. Matalene a financial advisory fee of $200,000, payable in four installments.

    Messrs. Holmes and Pinto are the principals of HPA, which (i) is a party to the Securities Purchase Agreement, (ii) made a $5 million Bridge Loan to the Company (which was repaid from the proceeds of the Initial Investment), and (iii) was issued warrants to purchase an aggregate of 3,911,504 shares of Common Stock at an exercise price of $1,375 per share, in connection with the Bridge Loan and the Initial Investment in connection therewith. See "Recent Events." The Warrants received by HPA were distributed to Messrs. Holmes and Pinto and HPA is also to be issued warrants in connection with the Further Purchase. See "Proposal 3." Each of Messrs. Holmes and Pinto (as well as an affiliate of Mr. Pinto) and Ms. Schupak purchased Series A Preferred Stock and warrants in the Initial Investment and Additional Investment. See "Recent Events" and "Security Ownership of Management and Certain Beneficial Owners."

    The CDA Parties were the holders of approximately $14,900,000 of the Company's 9%, five-year, subordinated convertible debentures. Concurrent with the closing of this debenture financing in December 1994, the Geller Group was issued warrants to purchase 1,000,000 shares of common stock at the exercise price of $7.50 per share. In connection with the consummation of the Initial Investment, the CDA Parties, certain of which are affiliates of Mr. Hutchinson, were issued shares of Series C Preferred Stock in exchange for these convertible debentures. See "Recent Events."

    Rona Geller, the wife of Steven Geller and the mother of Lawrence Geller, is the Company's travel agent. Although she is paid commissions, which may exceed $60,000 per year, in connection with such services, such commissions are paid by the airline, hotel and other travel service companies with which she contracts, and not by the Company

    The Company's policy is that all transactions between the Company and its executive officers, directors and principal stockholders occurring outside the ordinary course of the Company's business be on terms no less favorable than could be obtained from unaffiliated third parties or are subject to the approval of the Company's disinterested directors.

                              EXECUTIVE OFFICERS

    Information concerning the executive officers of the Company, their ages, position and business experience during the last five years is set forth below:

         NAME                          AGE                     POSITION(S)
         ----                          ---                     ----------
Steven E. Geller  . . . . . . . . .    55    Chief Executive Officer; Director

William H. Craig  . . . . . . . . .    41    Executive Vice President and Chief Financial Officer

J. Artie Rogers . . . . . . . . . .    37    Senior Vice President - Finance and Assistant Secretary

Lawrence A. Geller  . . . . . . . .    33    Vice President, General Counsel and Secretary

    WILLIAM H. CRAIG has served as Executive Vice President and Chief Financial Officer since May 1997. Prior to joining the Company, Mr. Craig was President of Wm. Craig & Co., a financial services firm specializing in workouts and turnarounds with middle market companies. Formation of his own firm was preceded by nearly five years with GE Capital, lending and investing in industrial companies, with a particular emphasis in the plastics industry, including various cross-selling and co-investing activities with GE Plastics. Before GE Capital Mr. Craig was with a merchant bank in Texas, providing expansion and acquisition capital on a mezzanine or equity basis in middle market companies, with particular emphasis on manufacturing, plastics, and consumer products. Mr. Craig's early career was as a consultant with the predecessor of Deloitte & Touche LLP, as well as GMAC.

    J. ARTIE ROGERS has 11 years experience in the toy industry. Mr. Rogers has served as Senior Vice President - Finance of the Company since December 1994. From 1987 to December 1994, Mr. Rogers served as Vice President - Finance of the Company. From 1987 to December 1995, Mr. Rogers served as Secretary of the Company, and has served as Assistant Secretary since December 1995. Prior to joining the Company in 1986, Mr. Rogers worked for Deloitte Haskins & Sells, predecessor to the Company's current independent public accountants, for six years.

    LAWRENCE A. GELLER has served as Vice President and General Counsel since January 1997 and as Secretary of the Company since December 1995. Mr. Geller joined the Company in April 1995 as corporate counsel. Prior to joining the Company, Mr. Geller was engaged in the practice of law with an emphasis on litigation as a partner with the firm of Imhoff & Geller in Norwalk, Connecticut from 1993 to 1995. During 1991 and 1992, Mr. Geller was an associate with the law offices of John W. Imhoff, Jr. and from 1989 to 1991 he was an associate with the law offices of Francis J. Discala. Mr. Geller is the son of Steven Geller, the Chief Executive Officer and former Chairman of the Company.

    For information concerning the business experience of Steven Geller, see "Board of Directors" above.

                            STOCKHOLDER PROPOSALS

    No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person
(a) is a record beneficial owner of at least 1% or $1,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Delaware law to present his proposal for action, and (d) submits his proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next annual meeting of stockholders, will be submitted timely only if the proposal has been received at the Company's principal executive office in Delray Beach, Florida no later than April 10, 1998. If the date of such meeting is changed by more than 30 calendar days from the date of the Annual Meeting, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

    If the foregoing requirements are satisfied, a person may submit only one proposal of not more than 500 words with a supporting statement if the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

                                OTHER INFORMATION

    The Board of Directors does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter shall come before the Annual Meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matter in their discretion.

                     DOCUMENTS INCORPORATED BY REFERENCE

    Each of the following items are hereby incorporated by reference herein, in their entirety:

      (i) Report of Independent Auditor filed as part of the Company's Annual Report on Form 10-K/A for the year ended December 31, 1996 (the "1996 10-K/A");

      (ii) Consolidated balance sheets as of December 31, 1996 and 1995 filed as part of the 1996 10-K/A;

      (iii) Consolidated statements of operations for the years ended December 31, 1996, 1995 and 1994 filed as part of the 1996 10-K/A;

      (iv) Consolidated statements of stockholders' equity for the years ended December 31, 1996, 1995 and 1994 filed as part of the 1996 10-K/A;

       (v) Consolidated statements of cash flows for the years ended December 31, 1996, 1995 and 1994 filed as part of the 1996 10-K/A;

       (vi) Notes to consolidated financial statements filed as part of the 1996 10-K/A;

       (vii)  Supplementary Financial Data filed as part of the 1996 10-K/A;

       (viii) Item 7 of Part I ("Management's Discussion and Analysis of Financial Condition and Results of Operations") of the 1996 10-K/A;

       (ix) Item 1 of Part I ("Financial Statements") of the Company's Report on Form 10-Q for the quarterly period ended March 31, 1997 (the "First Quarter 10-Q"); and

       (x) Item 2 of Part I ("Management's Discussion and Analysis of Financial Condition and Results of Operations") of the First Quarter 10-Q.

                                       By Order Of The Board Of Directors,



                                       Lawrence Geller
                                       Secretary

Delray Beach, Florida
August 8, 1997

                                      EXHIBIT A
                    DESCRIPTION OF THE SERIES A PREFERRED STOCK

    The following description of the Series A Preferred Stock does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of the Company's charter and the Certificate of Designation related to the Series A Preferred Stock, in each case as amended to date.

    The Board of Directors has designated 1,600,000 shares of Preferred Stock as Series A Preferred Stock, with a stated value per share (the "Stated Value") of $10, in order to consummate the transactions contemplated by the Securities Purchase Agreement. Each share of Series A Preferred Stock shall be convertible at any time, at the option of the holder, thereof, into fully paid and nonassessable shares of Common Stock at a rate of one share of Common Stock for each $1.25 of Stated Value of Series A Preferred Stock, subject to adjustment as set forth in the Certificate of Designation.

    In addition to any voting rights provided by law, the Series A Stockholders shall have the following voting rights: (a) so long as the Series A Preferred Stock is outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote at all meetings of the stockholders of the Company on any matter voted on by holders of Common Stock, together with the holders of Common Stock and of all other securities entitled to vote with the Common Stock on such matter (the "Voting Securities"). With respect to any such vote, from and after the first date on which shares of the Series A Preferred Stock are issued (the "Issue Date"), each share of the Series A Preferred Stock shall be entitled to cast a number of votes equal to the number of shares of Common Stock into which a share of Series A Preferred Stock may then be converted in accordance with the Certificate of Designation relating to the Securities A Preferred Stock.

    In addition to any class votes required by law, the affirmative vote of the holders of at least a majority of the outstanding shares of the Series A Preferred Stock, voting separately as a class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, create, increase the authorized or issued number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification), any shares of any class or classes or series of the Company's capital stock having rights senior or superior to (either as to dividends or upon distribution of assets, voluntary or involuntary liquidation, dissolution or winding up) the Series A Preferred Stock, or class or series of stock that ranks on a parity with Series A Preferred Stock, or to increase the number of shares of Series A Preferred Stock that are authorized for issuance, or (ii) amend, alter or repeal any of the provisions of the charter or the Certificate of Designation of the Series A Preferred Stock in a manner which would materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holder thereof (provided, however, that, subject to (i) above, any increase in the amount of authorized capital stock or the creation and issuance of any capital stock ranking junior to the Series A Preferred Stock shall not be deemed materially and adversely to affect such rights, preferences or voting powers).

    Notwithstanding anything to the contrary contained in the Charter or By-Laws, the Series A Holders shall have the right, voting separately as a class, to elect to the Board of Directors two directors of the Company and shall have the right to approve any expansion of the size of the Company's Board beyond five.

    No dividends will accrue with respect to the Series A Preferred Stock. The holders of shares of Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of the assets of the Company legally available therefor, dividends, distributions and offers of subscription, if any, equivalent (both in amount and kind) to the dividends and distributions paid to the holders of the number of shares of Common Stock into which the Series A Preferred Stock may be converted.

    Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (A) to holders of shares of stock ranking junior to the Series A Preferred Stock unless, prior thereto, the Series A Holders shall have received $10 per share, or (B) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. The Series A Preferred Stock ranks on a parity with the Company's Series C Preferred Stock with a stated value of no more than an aggregate of $15 million issued in accordance with the Securities Purchase Agreement (and senior to the shares of Series B Preferred Stock).

                         DESCRIPTION OF THE WARRANTS

    The following description of the warrants issued pursuant to the initial Investment and to be issued in connection with the Further Purchaser the (the "Warrants") does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of the Warrants.

    Each Warrant entitled the holder thereof (the "Holder") to purchase, subject to the terms and conditions set forth in the Warrant, a fully paid and nonassessable shares of Common Stock, at an exercise price of $1.375 per share subject to adjustment as provided in the Warrant (the "Purchase Price"), at any time or from time to time prior to 5:00 P.M., New York City time, on May 6, 2003 (the "Expiration Date").

    The Warrants may be exercised, in whole or in part, at any time or from time to time on or prior to the Expiration Date. As soon as practicable after surrender of the Warrant and receipt of payment, the Company shall issue and deliver to the Holder a certificate or certificates for the number of shares of Common Stock set forth in the Election to Purchase Shares, in such name or names as may be designated by such Holder, along with a check for the amount of cash to be paid in lieu of issuance of fractional shares, if any. The exercise of a Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which the Warrant is surrendered to and the Purchase Price is received by the Company as provided in the Warrant (the "Exercise Date"), and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

    Notwithstanding the foregoing, at any time after May 5, 2000, the Closing Price of shares of Common Stock for a period of not less than 30 consecutive trading days is equal to or greater than the following "Trigger Prices" (subject to adjustment as set forth in the Warrant) for any of the following periods:

                 Period                          Trigger Price
                 ------                          -------------
         May 7, 2000 to May 6, 2001                  $6.25
         May 7, 2001 to May 6, 2002                  $7.75
         May 7, 2002 to February 28, 2003            $9.25

(each such event being referred to herein as the "Triggering Event"), the Company may elect to cancel all Warrants that have not been exercised and that remain outstanding on or prior to the date that is 45 days from the Triggering Event (the "Final Exercise Date"), without compensation to the Holders for their loss. To invoke such mandatory exercise mechanism, the Company shall provide written notice to each Holder of Warrants, which notice shall be mailed no later than the 35th day before the Final Exercise Date, by registered mail, return receipt requested, which notice shall (i) state that a Triggering Event has occurred and inform the Holders of Warrants that the Company has elected to cancel all Warrants that have not been exercised on or prior to the Final Exercise Date, (ii) set forth the Purchase Price then in effect and the number of shares of Common Stock that may be purchased upon exercise of the Warrants and (iii) inform the Holders that all Warrants that have not been exercised in compliance with its terms by the close of business on the Final Exercise Date shall automatically be canceled in accordance with the Warrant and that all rights of the Holders of such Warrants as holders will cease with respect to such Warrants at such time. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such mandatory exercise except as to a Holder
(a) to whom notice was not mailed or (b) whose notice was defective. Effective at 5:00 P.M. (New York City time) on the Final Exercise Date, all Warrants then outstanding shall be canceled and the Holders thereof shall have no further rights thereunder.

    If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another Person (as defined in the Warrant) (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another Person, then the Holder will thereafter be entitled to receive, upon the exercise of a Warrant in accordance with the terms thereof, the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Company upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock then deliverable upon the exercise of the Warrant if the Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made to assure that the provisions hereof (including provisions with respect to changes in, and other adjustments of, the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon exercise of the Warrant.

    In case the Company shall propose at any time or from time to time (a) to declare or pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regularly scheduled cash dividend), (b) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its Common Stock, (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company which would, if consummated, adjust the Purchase Price or the securities issuable upon exercise of the Warrants, (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to take any other action that would require a vote of the Company's stockholders, then, in each such case, the Company shall give to the Holder a written notice setting forth certain information regarding the proposed action, which notice shall be so given as promptly as possible but in any event at least 10 business days prior to the applicable record, determination or effective date specified in such notice.

    The Warrants do not entitle the Holders thereof to any voting rights or other rights as a stockholder of the Company. The Warrants and any term thereof may be amended, waived, discharged or terminated only by and with the written consent of the Company and the Holders of 75% of the Warrants given in writing upon at least 20 days' notice or at a meeting called for the purpose in accordance with the By-laws of the Company applicable to meetings of stockholders.

                                      EXHIBIT B


                                 AMENDED AND RESTATED

                             CERTIFICATE OF INCORPORATION

                                          OF

                               EMPIRE OF CAROLINA, INC.


    The undersigned, Charles S. Holmes and Lawrence Geller, being respectively the Chairman of the Board and Secretary of Empire of Carolina, Inc., a Delaware corporation, hereby certify that:

1.  The name of the Corporation is Empire of Carolina, Inc. (the
"Corporation").

2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on July 24, 1979.

3.  The Restated Certificate of Incorporation of the corporation was filed
with the Secretary of State of Delaware on           ,     .

4. The Restated Certificate of Incorporation of the Corporation, as amended, is hereby further amended by amending Articles FOURTH and TENTH, and eliminating Article ELEVENTH, as set forth in the Restated Certificate of Incorporation set forth below.

5. The provisions of the Restated Certificate of Incorporation of the Corporation, as amended, and as herein amended, are hereby further restated and integrated into the single instrument which is set forth below, and which is entitled the "Amended and Restated Certificate of Incorporation of Empire of Carolina, Inc."

6.  The Board of Directors of the Corporation, by unanimous written consent
of directors in lieu of a meeting dated as of           ,     , duly adopted
resolutions setting forth a proposed Amended and Restated Certificate of Incorporation to amend and restate the Restated Certificate of Incorporation of the Corporation, as amended, in accordance with Section 245 of the Delaware General Corporation Law, declaring the amendments contained in the proposed Restated Certificate of Incorporation to be advisable and fixing an annual meeting of the stockholders of the Corporation for consideration thereof. The proposed Amended and Restated Certificate of Incorporation of the Corporation is set forth below.

7. Thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held on
       ,     , upon notice in accordance with Sections 222 and 242 of the
Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute was voted in favor of adoption of the amendments to the Restated Certificate of Incorporation proposed by the Board of Directors as set forth in the Amended and Restated Certificate of Incorporation set forth below.

8. The Amended and Restated Certificate of Incorporation of the Corporation set forth below was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

9. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall, upon the filing of this Amended and Restated Certificate of Incorporation with the Office of the Secretary of State, read as follows:

     FIRST: The name of the Corporation is Empire of Carolina, Inc. (the "Corporation").

     SECOND: The address of the Corporation's registered office within the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The Corporation Trust Company is the Corporation's registered agent at that address.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is sixty-five million (65,000,000), of which five million (5,000,000) shares shall be designated as preferred stock, each having a par value of one cent ($.01) (the "Preferred Stock"), and of which sixty million (60,000,000) shares shall be designated as common stock, each having a par value of ten cents ($.10) (the "Common Stock").

          The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

          (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

          (ii) The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

          (iii) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

          (iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

          (v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or upon the distribution of assets of the Corporation;

          (viii) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Restated Certificate of Incorporation.

          The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends (if any) at the rates fixed by the Board of Directors for such series, and no more, before any cash dividends shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

          The holders of shares of the Preferred Stock of each series shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the Corporation to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

     FIFTH: The election of the Board of Directors of the Corporation need not be by written ballot unless the By-laws so provide.

     SIXTH: No person who is serving or has served as a director of the Corporation shall be liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of any fiduciary duty of such person as a director by reason of any act or omission occurring on or after July 18, 1988. Nothing herein shall be deemed to limit or eliminate the liability of any director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; (iv) for any transaction from which the director derived an improper personal benefit; or (v) to any extent that such liability may not be limited or eliminated by virtue of the provisions of
Section 102(b)(7) of the Delaware General Corporation Law or any successor statute. If the Delaware General Corporation Law is hereafter amended to further eliminate or limit the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     SEVENTH: Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he is or was a director or officer of the Corporation or of a direct or indirect subsidiary of the Corporation (any such person being hereinafter referred to as an "indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in the third paragraph of this Article with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of the Directors of the Corporation.

    The right to indemnification conferred in the first paragraph of this Article shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter, an "advancement of expenses"); provided, however, that an advancement of expenses incurred by an indemnitee in his capacity as a director or officer of the Corporation or of any direct or indirect subsidiary of the Corporation shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

    The rights to indemnification and to the Advancement of expenses conferred in this Article shall be contract rights. If a claim under this
Article is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee also shall be entitled to be paid the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct, nor an actual determination that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise, shall be on the Corporation.

    The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate of Incorporation, the Corporation's By-laws, or any statute, agreement, vote of stockholders or disinterested stockholders or otherwise.

    The Corporation may maintain insurance, at its expense, to reimburse itself and any director or officer of the Corporation or of a direct or indirect subsidiary against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    Any amendment or repeal of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

    EIGHT: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver(s) appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

    NINTH: All the powers of this Corporation, insofar as the same may be lawfully vested by this Restated Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this Corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal, from time to time, By-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal By-laws made by the Board of Directors.

    TENTH: The Board of Directors of the Corporation shall consist of not more than eight (8) directors with the actual number of directors constituting the entire Board of Directors to be determined from time to time by resolution of the Board of Directors.

    IN WITNESS WHEREOF, we have hereunto set our hands and caused this Restated Certificate of Incorporation to be executed on behalf of the Corporation this _____ day of ____________, 1997.

                                       EMPIRE OF CAROLINA, INC.



                                       By:
                                           ---------------------------------
                                           Charles S. Holmes
                                           Chairman of the Board


Attested to by:


---------------------------------
Lawrence Geller

                                 PROXY

                        EMPIRE OF CAROLINA, INC.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

                      EMPIRE OF CAROLINA, INC.

                  FROM THE HOLDERS OF COMMON STOCK

     The undersigned, a holder of Common Stock of Empire of Carolina, Inc., a Delaware corporation (the "Company"), hereby appoints CHARLES HOLMES, STEVEN GELLER and WILLIAM H. CRAIG and each of them, the proxies of the undersigned, each will full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company's Common Stock which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on September 25, 1997 and any adjournments or postponements thereof, as follows:

     The undersigned hereby revokes any other proxy to vote the shares of Common Stock owned by the undersigned at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE FOUR DIRECTORS (OR IN CERTAIN CIRCUMSTANCES THREE DIRECTORS) NAMED, "FOR" THE ADOPTION OF EACH OF THE OTHER PROPOSALS AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

       (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY
                   USING THE ENCLOSED ENVELOPE.)
                        SEE REVERSE SIDE

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.


                                                                WITHHOLD
                                           FOR                  AUTHORITY
                                    all nominees listed      to vote for all
                                         below            nominees listed below
1.   Election of Directors, as
     provided in Proposal 2 of
     the Company's Proxy Statement        / /                     / /

NOMINEES:
     Steven E. Geller
     Steven N. Hutchinson
     Eugene M. Matalene, Jr.
     Lenore H. Schupak

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee(s) name below:)


------------------------------------------------------------------------

                                                FOR       AGAINST       ABSTAIN

2.  The proposal to sell 500,000 shares
    of Series A Preferred Stock and
    500,00 warrants to acquire Common
    Stock (including the issuance of            / /         / /           / /
    2,000,000 additional warrants to
    acquire Common Stock to facilitate
    such sale) as descreibed in Proposal
    3 in the Company's Proxy Statement.

3.  The proposal to amend Article FOURTH
    of the Company's Restated Certificate
    of Incorporation to increase the            / /         / /           / /
    number of authorized shares of Common
    Stock as described in Proposal 4 in
    the Company's Proxy Statement.

4.  The proposal to amend Article TENTH of
    the Company's Restated Certificate of
    Incorporation to provide that the           / /         / /           / /
    Company's Board of Directors shall be
    compirsed of a maximum of eight
    directors as described in Proposal 5
    in the Company's Proxy Statement.

5.  The proposal to delete Article
    ELEVENTH from the Company's Restated
    Certificate of Incorporation, which         / /         / /           / /
    included certain super-majority Board
    of Directors approval requirements
    which are no longer applicable, as
    described in Proposal 6 in the
    Company's Proxy Statement.

6.  The ratification of the appointment
    of Deloitte & Touche LLP as the
    Company's auditors fot he fiscal year      / /         / /           / /
    ending December 31, 1997 as described
    in Proposal 7 in the Company's Proxy
    Statement.

7. Upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF A COPY OF THE NOTICE OF ANNUAL MEETING, THE ACCOMPANYING PROXY STATEMENT RELATING TO THE ANNUAL MEETING, THE 1996 ANNUAL REPORT TO STOCKHOLDERS AND THE COMPANY'S FORM 10-Q FOR THE QUARTERLY PERIOD ENDED MARCH 31, 1997.


                     SIGNATURE                            DATE


              -----------------------               ------------------

NOTE: The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate representing the shares of Common Stock owned by the undersigned. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing office.

                                      PROXY

                            EMPIRE OF CAROLINA, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

                            EMPIRE OF CAROLINA, INC.

                  FROM THE HOLDERS OF SERIES A PREFERRED STOCK

     The undersigned, a holder of Series A Preferred Stock of Empire of Carolina, Inc., a Delaware corporation (the "Company"), hereby appoints CHARLES HOLMES, STEVEN GELLER and WILLIAM H. CRAIG and each of them, the proxies of the undersigned, each will full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company's Series A Preferred Stock which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on September 25, 1997 and any adjournments or postponements thereof, as follows:

     The undersigned hereby revokes any other proxy to vote the shares of Series A Preferred Stock owned by the undersigned at such Annual Meeting (other than any proxy previously granted to Charles Holmes and James J. Pinto with respect to the matters described in Proposals 4 and 5 in the Company's Proxy Statement), and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE SIX DIRECTORS (OR IN CERTAIN CIRCUMSTANCES FIVE DIRECTORS) NAMED, "FOR" THE ADOPTION OF EACH OF THE OTHER PROPOSALS AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

            (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY
                       USING THE ENCLOSED ENVELOPE.)
                             SEE REVERSE SIDE

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.


                                                                WITHHOLD
                                           FOR                  AUTHORITY
                                    all nominees listed      to vote for all
                                         below            nominees listed below


1.  Election of Directors, as
    provided in Proposal 2 of
    the Company's Proxy Statement         / /                     / /

NOMINEES:
     Steven E. Geller
     Steven N. Hutchinson
     Eugene M. Matalene, Jr.
     Lenore H. Schupak

     Charles Holmes
     James J. Pinto

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee(s) name below:)


------------------------------------------------------------------------

                                                FOR       AGAINST       ABSTAIN

2.  The proposal to increase the actual
    size of the Company's Board of
    Directors from five to six directors        / /         / /           / /
    as described in Proposal 1 in the
    Company's Proxy Statement.

3.  The proposal to sell 500,000 shares
    of Series A Preferred Stock and
    500,00 warrants to acquire Common
    Stock (including the issuance of            / /         / /           / /
    2,000,000 additional warrants to
    acquire Common Stock to facilitate
    such sale) as described in Proposal 3
    in the Company's Proxy Statement.

4.  The proposal to delete Article
    ELEVENTH from the Company's Restated
    Certificate of Incorporation, which
    included certain super-majority Board       / /         / /           / /
    of Directors approval requirements
    which are no longer applicable, as
    described in Proposal 6 in the
    Company's Proxy Statement.

5.  The ratification of the appointment
    of Deloitte & Touche LLP as the
    Company's auditors fot he fiscal year       / /         / /           / /
    ending December 31, 1997 as described
    in Proposal 7 in the Company's Proxy
    Statement.

6. Upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF A COPY OF THE NOTICE OF ANNUAL MEETING, THE ACCOMPANYING PROXY STATEMENT RELATING TO THE ANNUAL MEETING, THE 1996 ANNUAL REPORT TO STOCKHOLDERS AND THE COMPANY'S FORM 10-Q FOR THE QUARTERLY PERIOD ENDED MARCH 31, 1997.


                     SIGNATURE                            DATE


              -----------------------               ------------------

NOTE: The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate representing the shares of Series A Preferred Stock owned by the undersigned. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing office.